                                                                       EXHIBIT 5

                  [ROSENBERG & LIEBENTRITT, P.C. LETTERHEAD]

                               October 31, 1997



Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois  60606

Ladies and Gentlemen:

     We are acting as counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 7,000,000 of its common shares of beneficial interest, $.01 par value per share ("Common Shares"), which may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus") in connection with the Company's Distribution Reinvestment and Share Purchase Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

     We assume that the classification, terms and conditions, amount, issuance and sale of the Common Shares to be offered from time to time will be duly authorized and determined by proper action by the Board of Trustees of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Second Amended and Restated Declaration of Trust (the "Declaration of Trust"), and applicable Maryland law.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1. An executed copy of the Registration Statement, which includes the Plan.

     2. The Declaration of Trust as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     3. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

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LAW OFFICES
ROSENBERG & LIEBENTRITT, P.C.
-----------------------------

Board of Trustees
Equity Residential Properties Trust
October 31, 1997
Page 2


     4. Resolutions of the Board of Trustees of the Company adopted on May 15, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of trust officers and statements of fact, on which we are relying, and we have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the foregoing opinions, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinions below that relate to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as Exhibit A.

     Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

     When the Registration Statement has become effective under the Act, and following issuance and delivery of any such Common Shares in the manner and on the terms described in the Registration Statement and the Plan, such Common Shares will be validly issued, fully paid and nonassessable under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.


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LAW OFFICES
ROSENBERG & LIEBENTRITT, P.C.
-----------------------------

Board of Trustees
Equity Residential Properties Trust
October 31, 1997
Page 3

     We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement.

                                         Very truly yours,

                                         ROSENBERG & LIEBENTRITT, P.C.


                                         By: /s/ Ruth Pinkham Haring
                                            -----------------------------------
                                            Vice President


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                                                                       Exhibit A


                      [HOGAN & HARTSON L.L.P. LETTERHEAD]



                                October 31, 1997



Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1600
Chicago, Illinois  60606

Ladies and Gentlemen:

          We are acting as counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on October 31, 1997, relating to the proposed public offering of up to 7,000,000 common shares of beneficial interest, par value $.01 per share, of the Company (the "Common Shares") issuable in connection with the Company's Distribution Reinvestment and Share Purchase Plan (the "Plan"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An copy of the Registration Statement.

          2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          3. The Second Amended and Restated Declaration of Trust of the Company, as certified by the Maryland State Department of Assessments and Taxation on September 19, 1997 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

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Rosenberg & Liebentritt, P.C.
October 31, 1997
Page 2


          4. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Resolutions of the Board of Trustees of the Company adopted on May 15, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the adoption of the Plan and the authorization of the issuance of the Common Shares under the Plan.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments, and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statue") and we express no opinion herein as to any other laws, statutes, regulations or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that the Common Shares, when issued and delivered in the manner and on the terms described in the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable under the Maryland REIT statute.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In

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Rosenberg & Liebentritt, P.C.
October 31, 1997
Page 3



giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,



                                    HOGAN & HARTSON L.L.P.